Exhibit 99.1

FOR IMMEDIATE RELEASE

Lumos Pharma Reports Second Quarter 2021 Financial Results and Provides Clinical and Corporate Updates

• Lumos Pharma strengthens leadership team with promotion of John McKew, PhD to President, and addition of David B. Karpf, MD as Chief Medical Officer and Mark Bach, MD, PhD to Advisory Board

• Screening and enrollment of OraGrowtH210 and OraGrowtH212 Trials progress

AUSTIN, TX, August 5, 2021 - Lumos Pharma, Inc. (NASDAQ:LUMO), a clinical-stage biopharmaceutical company focused on therapeutics for rare diseases, announced financial results for the second quarter ending June 30, 2021 and provided an update on clinical and corporate activities.

“The enhancement of Lumos Pharma’s leadership team and encouraging recent trends in screening and enrollment for both OraGrowtH210 and OraGrowtH212 Trials are exciting developments for the Company,” commented Rick Hawkins, Chairman and CEO of Lumos Pharma. “John McKew, David Karpf, and Mark Bach each bring significant clinical development and management expertise to their new roles with the Company, strengthening our ability to execute on our clinical and corporate strategy. The majority of our trial sites are now open, and we continue to work to bring the remainder online. Additionally, as children return to school this fall and regular pediatrician visits resume, we believe these factors should lead to increased referrals and an acceleration of enrollment in our trials.”

Corporate Update:

John McKew, PhD, Chief Operating Officer & Chief Scientific Officer, Promoted to President

Our Chief Operating Officer and Chief Scientific Officer, John McKew, was recently promoted to President of Lumos Pharma effective August 1, 2021 as part of a planned succession process. Dr. McKew has nearly 30 years of experience developing novel therapeutics during which he successfully advanced multiple therapies through preclinical and into clinical development, both at the NIH and in the pharmaceutical industry. Dr. McKew has served as Chief Operating Officer of Lumos Pharma since April 2020 and as Chief Scientific Officer since he joined the Company in 2016.

David B. Karpf, MD, Experienced Endocrinologist and Pharma Executive, Named Chief Medical Officer

Pharma industry veteran and academician, David B. Karpf, MD, joined Lumos Pharma as Chief Medical Officer on August 3, 2021. Dr. Karpf is an Adjunct Clinical Professor in the Division of Endocrinology at Stanford University School of Medicine with over 35 years of expertise in all aspects of clinical endocrinology. He is also an accomplished executive with 30 years of experience in the development of biopharmaceuticals and small molecular weight drugs in the areas of endocrinology and rare diseases, among others. Most recently, Dr. Karpf served as Vice President, Clinical Development for Ascendis Pharma where he was responsible for several compounds in clinical development, including TransCon GH, long-acting growth hormone for once weekly treatment of growth hormone

Exhibit 99.1

deficiency, and TransCon PTH. Dr. Karpf has held leadership positions at several biopharmaceutical and pharma companies, including Merck where he originally gained experience with Lumos Pharma’s oral growth hormone secretagogue, LUM-201.

Pediatric Endocrinologist and Biopharma Executive, Mark Bach, MD, PhD, Joins Advisory Board

Mark Bach, MD, PhD, pediatric endocrinologist and seasoned pharmaceutical executive, joined Lumos Pharma’s Clinical Scientific Advisory Board on July 15, 2021. Dr. Bach is currently the Chief Medical Officer for ShouTi Inc., having recently joined from Ascendis Pharma where he served as Senior Vice President, Endocrine Medical Sciences. Dr. Bach is a pediatric endocrinologist with 30 years of clinical research and pharmaceutical development experience. Prior to Ascendis, Dr. Bach held successive leadership roles in research and development at both Johnson & Johnson and Merck. While at Merck, he conducted extensive clinical and preclinical research on growth hormone, IGF-1 and LUM-201 (MK-0677).

Clinical Update:

OraGrowtH210 Trial of LUM-201 in PGHD

As the Company announced on July 21, 2021, given the slower pace of site initiation and enrollment of the Phase 2 OraGrowtH210 Trial of LUM-201 in PGHD primarily due to the impact of Covid, the 6-month primary outcome data for OraGrowtH210 is now anticipated in the second half of 2023. The treatment period for this trial has been extended to 12 months to capture additional data for future regulatory filings and to meet FDA requirements to initiate our proposed 3-year long-term extension study, the OraGrowtH211 Trial. We do not anticipate these protocol changes, on a stand-alone basis, to extend the time to initiation of our Phase 3 clinical trial. The primary outcome for the Phase 2 OraGrowtH210 Trial continues to be the preliminary validity of our Predictive Enrichment Marker (PEM) strategy with the goal of selecting the optimal dose for a pivotal Phase 3 study in PGHD.

PK/PD OraGrowtH212 Trial of LUM-201 in PGHD Initiated Q2 2021

The OraGrowtH212 Trial was initiated in June and is currently enrolling patients. This study will evaluate the PK/PD effects of LUM-201 in PGHD patients at two dose levels, 1.6 and 3.2 mg/kg/day, to confirm prior clinical data illustrating the increased pulsatile release of endogenous growth hormone unique to LUM-201 and its potential for this mechanism of action to contribute to efficacy in PGHD. This open-label trial will be extended from six months to twelve months to capture additional PK/PD and height velocity data. The PD pulsatility assessment will continue to occur at six months on therapy as planned.

Pipeline Expansion

We have been conducting an assessment of the range of disease areas where LUM-201 would have medical utility for purposes of prioritizing our next indication and longer-term life cycle planning. These assessments reinforce our conviction that LUM-201 represents a pipeline-in-a-product and look forward to advancing the next phase of LUM-201 opportunities. In addition, with a heightened sensitivity toward value creation, we continue to evaluate select rare disease assets under consideration to add to our product portfolio.

Financial Results for the Quarter Ended June 30, 2021

•Cash Position – Lumos Pharma ended the second quarter on June 30, 2021, with cash and cash equivalents totaling $107.7 million compared to $98.7 million on December 31, 2020. Cash on hand as of the end of Q2 2021 is expected to support operations through the primary outcome data readout from OraGrowtH210 Trial in the second half of 2023 and the OraGrowtH212 Trial.

Exhibit 99.1

•R&D Expenses – Research and development expenses were $4.1 million, an increase of $1.4 million for the three months ended June 30, 2021 compared to the same period in 2020, primarily due to increases of $1.8 million in clinical trial and contract manufacturing expenses, offset by a decrease of $0.4 million in personnel-related and operating expenses for insurance, rent, supplies and depreciation.

•G&A Expenses – General and administrative expenses were $4.6 million, an increase of $0.4 million for the three months ended June 30, 2021, compared to the same period in 2020, primarily due to increases of $0.6 million in personnel-related expenses, of which $0.9 million relates to severance expense recorded for the departure of our former CFO, Carl W. Langren on June 30, 2021 and $0.5 million in stock compensation expenses, of which of which $0.4 million relates to the accelerated vesting of all non-vested equity awards held by Mr. Langren upon his departure. These increases were offset by a $0.4 million decrease in legal and consulting expenses and a $0.3 million reduction in operating expenses for insurance, rent, supplies, and depreciation.

•Net Loss – The net loss for the second quarter ended June 30, 2021 was $8.7 million compared to net loss of $5.4 million for the same period in 2020.

•Lumos Pharma ended Q2 2021 with 8,357,391 shares outstanding.

Conference Call and Webcast Details

The Company has scheduled a conference call and webcast for 11:00 a.m. ET today to discuss its financial results and to give an update on clinical and business development activities. There will also be a question-and-answer session following management’s prepared remarks.

Access to the live conference call is available five minutes prior to the start of the call by dialing (855) 469-0612 (U.S.) or (484) 756-4268 (international). The conference call will be webcast live and a link to the webcast can be accessed through the Lumos Pharma website at https://lumos-pharma.com/ in the "Investors & Media" section under "Events and Presentations" or through this link: https://edge.media-server.com/mmc/p/kfnwndzq. To ensure a timely connection, it is recommended that users register at least 10 minutes prior to the scheduled webcast. A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and using the passcode 8050625. The replay will be available for two weeks from the date of the call.

About Lumos Pharma

Lumos Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of therapeutics for rare diseases. Lumos Pharma was founded and is led by a management team with longstanding experience in rare disease drug development and received early funding from leading healthcare investors, including Deerfield Management, a fund managed by Blackstone Life Sciences, Roche Venture Fund, New Enterprise Associates (NEA), Santé Ventures, and UCB. Lumos Pharma’s lead therapeutic candidate is LUM-201, an oral growth hormone stimulating small molecule, currently being evaluated in a Phase 2 clinical trial, the OraGrowtH210 Trial, and a PK/PD trial, the OraGrowtH212 Trial, for the treatment of Pediatric Growth Hormone Deficiency (PGHD). If approved by the FDA, LUM-201 would provide an orally administered alternative to daily injections that current PGHD patients endure for many years of treatment. LUM-201 has received Orphan Drug Designation in both the US and EU. For more information, please visit https://lumos-pharma.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Lumos Pharma, Inc. (the “Company”) that involve substantial risks and uncertainties. All such statements contained in this press release are forward-looking

Exhibit 99.1

statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “forecast,” “projected,” "guidance," "upcoming," "will," “would,” "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, encouraging recent trends in screening and enrollment for both OraGrowtH210 and OraGrowtH212 Trials, that as children return to school this fall and regular pediatrician visits resume, we believe these factors should lead to increased referrals and an acceleration of enrollment in our trials, that the 6-month primary outcome data for OraGrowtH210 is now anticipated in the second half of 2023, that we do not anticipate these protocol changes, on a stand-alone basis, to extend the time to initiation of our Phase 3 clinical trial, our conviction that LUM-201 represents a pipeline-in-a-product and look forward to advancing the next phase of LUM-201 opportunities, that cash on hand as of the end of Q2 2021 is expected to support operations through the primary outcome data readout from OraGrowtH210 Trial in the second half of 2023 and the OraGrowtH212 Trial, the ability of prior research results to forecast the performance of therapeutic agents in the clinic, anticipated business development activities, anticipated market reception to our treatment regimen for PGHD and other indications, plans related to initiation and execution of clinical trials; plans related to moving additional indications into clinical development; future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including the effects of pandemics or other widespread health problems, the outcome of our future interactions with regulatory authorities, our ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the ability to obtain the necessary patient enrollment for our product candidate in a timely manner, the ability to successfully develop our product candidate, the timing and ability of Lumos to raise additional equity capital as needed and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements as discussed in "Risk Factors" and elsewhere in Lumos Pharma’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC. The forward-looking statements in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their views to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this press release.

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Investor & Media Contact:

Lisa Miller
Lumos Pharma Investor Relations
512-792-5454
ir@lumos-pharma.com

Exhibit 99.1

Lumos Pharma, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Licensing and collaboration revenue	10	33	10	55
Total revenues	10	33	10	55
Operating expenses:
Research and development	4,113	2,763	8,773	4,669
General and administrative	4,561	4,147	8,518	7,478
Total operating expenses	8,674	6,910	17,291	12,147
Loss from operations	(8,664)	(6,877)	(17,281)	(12,092)
Other income and expense:
Other income (expense), net	(8)	24	12	161
Interest income	2	74	5	79
Interest expense	—	—	(37)	(50)
Other (expense) income, net	(6)	98	(20)	190
Net loss before taxes	(8,670)	(6,779)	(17,301)	(11,902)
Income tax benefit	—	1,426	—	6,889
Net loss	$(8,670)	$(5,353)	$(17,301)	$(5,013)
Accretion of preferred stock to current redemption value	—	—	$—	(651)
Net loss attributable to common shareholders	$(8,670)	$(5,353)	$(17,301)	$(5,664)

Net loss per share of common stock
Basic and diluted	$(1.04)	$(0.65)	$(2.11)	$(1.08)

Weighted average number of common shares outstanding
Basic and diluted	8,345,023	8,292,809	8,199,869	5,243,577

Exhibit 99.1

Lumos Pharma, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share amounts)
	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$107,696	$98,679
Prepaid expenses and other current assets	5,655	3,506
Income tax receivable	116	115
Other receivables	9	26,149
Total current assets	113,476	128,449
Non-current assets:
Property and equipment, net	79	335
Right-of-use asset	714	249
Total non-current assets	793	584
Total assets	$114,269	$129,033
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$312	$244
Accrued expenses	6,117	5,898
Current portion of lease liability	348	319
Total current liabilities	6,777	6,461
Long-term liabilities:
Royalty obligation payable to Iowa Economic Development Authority	6,000	6,000
Lease liability	370	—
Total long-term liabilities	6,370	6,000
Total liabilities	13,147	12,461
Commitments and contingencies:
Stockholders' equity:
Undesignated preferred stock, $— par value: Authorized shares - 5,000,000 at June 30, 2021 and December 31, 2020; issued and outstanding shares - 0 at June 30, 2021 and December 31, 2020	$—	$—
Common stock, $0.01 par value: Authorized shares - 75,000,000 at June 30, 2021 and December 31, 2020; issued 8,366,819 and 8,305,269 at June 30, 2021 and December 31, 2020, respectively and outstanding 8,357,391 and 8,305,269 at June 30, 2021 and December 31, 2020, respectively	$83	$83
Treasury stock, at cost, 9,428 and 0 at June 30, 2021 and December 31, 2020, respectively	$(114)	$—
Additional paid-in capital	$184,445	$182,480
Accumulated deficit	$(83,292)	$(65,991)
Total stockholders' equity	101,122	116,572
Total liabilities and stockholders' equity	$114,269	$129,033